LEASE


                                     BETWEEN



                             ASP WASHINGTON, L.L.C.



                                       AND



                          COASTAL OFFICE PRODUCTS, INC.



                                  FOR SPACE AT



                              5001 FORBES BOULEVARD
                                LANHAM, MARYLAND



                                 MARCH ___, 2000

                                TABLE OF CONTENTS


PARAGRAPH                                                                  PAGE
---------                                                                  ----


1.1      DEFINITIONS........................................................1
1.2      SCHEDULES AND ADDENDA .............................................2
2.1      LEASE OF PREMISES .................................................2
2.2      PRIOR OCCUPANCY ...................................................2
3.1      RENT ..............................................................3
3.2      DEPOSIT; PREPAID RENT .............................................3
3.3      OPERATING COSTS ...................................................3
3.4      TAXES .............................................................4
4.1      CONSTRUCTION CONDITIONS ...........................................5
4.2      COMMENCEMENT OF POSSESSION ........................................5
5.1      PROJECT SERVICES ..................................................5
5.2      INTERRUPTION OF SERVICES ..........................................6
6.1      USE OF LEASED PREMISES ............................................6
6.2      INSURANCE .........................................................8
6.3      REPAIRS ...........................................................9
6.4      ASSIGNMENT AND SUBLETTING .........................................9
6.5      ESTOPPEL CERTIFICATE .............................................10
7.1      SUBSTITUTE PREMISES...............................................10
7.2      ADDITIONAL RIGHTS RESERVED TO LANDLORD ...........................11
8.1      CASUALTY AND UNTENANTABILITY .....................................11
9.1      CONDEMNATION .....................................................12
10.1     WAIVER AND INDEMNITY .............................................12
10.2     WAIVER OF SUBROGATION ............................................12
10.3     LIMITATION OF LANDLORD'S LIABILITY ...............................13
11.1     TENANT'S DEFAULT .................................................13
11.2     REMEDIES OF LANDLORD .............................................13
12.1     SURRENDER OF LEASED PREMISES .....................................14
12.2     HOLD OVER TENANCY ................................................14
12.3     OPTION TO EXTEND .................................................14
13.1     QUIET ENJOYMENT ..................................................15
13.2     ACCORD AND SATISFACTION ..........................................15
13.3     SEVERABILITY .....................................................15
13.4     SUBORDINATION AND ATTORNMENT .....................................15
13.5     ATTORNEY'S FEES ..................................................16
13.6     CONSTRUCTION .....................................................16
13.7     BINDING EFFECT; GENDER ...........................................16
13.8     TIME .............................................................16
13.9     ENTIRE AGREEMENT .................................................16
13.10    NOTICES ..........................................................16
13.11    HEADINGS .........................................................16
13.12    BROKERAGE COMMISSIONS ............................................16
13.13    WAIVER OF JURY TRIAL .............................................17
13.14    AUTHORITY OF TENANT...............................................17

                                      LEASE


     This Lease is made as of March ___, 2000, between ASP WASHINGTON, L.L.C., a Delaware limited liability company ("Landlord") and COASTAL OFFICE PRODUCTS, INC. ("Tenant").

                                   ARTICLE ONE
                       Definitions, Schedules and Addenda

1.1      DEFINITIONS:

         a. Project shall mean such portions of the Washington Business Park, located in Lanham, Prince George's County, Maryland, as may, from time to time, be owned by Landlord.

         b. Building shall mean that certain building, known as Building 9, located within the Project at 5001 Forbes Boulevard, Lanham, Prince George's County, Maryland 20706.

     c. Leased  Premises  shall mean Suite C of the  Building,  as  described in
Schedule 1.

         d. Tenant's Square Footage shall mean the rentable area of the Leased Premises, which is approximately 3,000 rentable square feet as of the date hereof. Total Square Footage of the Building shall mean the rentable area of the Building, which is approximately 81,873 rentable square feet as of the date hereof. Total Square Footage of the Project shall mean the rentable area of the Project, which is approximately 568,310 rentable square feet as of the date hereof.

         e. Lease Commencement Date shall mean March 1, 2000, which may be adjusted pursuant to Paragraph 4.2 of this Lease; Lease Expiration Date shall mean February 28, 2003, which may also be adjusted pursuant to Paragraph 4.2 of this Lease; Lease Term shall mean the period between the Lease Commencement Date and the Lease Expiration Date.

     f. Base Rent shall mean that set forth in the table below and shall be payable in monthly installments during the Lease Term.

--------------------------------------------------------------------------------------------------------------------

                                     Monthly                   Monthly                   Total Monthly Rent
               Months               Base Rent                Oper. Costs              (Base Rent +Oper. Costs)
               ------               ---------                -----------              ------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

               1 to 12              $2,237.50                  $562.50                       $2,800.00
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

              13 to 24              $2,304.63             Adjusted Annually      $2,304.63 plus Adjusted Operating
                                                                                              Expenses
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

              25 to 36              $2,373.76             Adjusted Annually      $2,373.76 plus Adjusted Operating
                                                                                              Expenses
--------------------------------------------------------------------------------------------------------------------

         g. Tenant's Estimated Share of Operating Costs shall mean, during the remainder of the calendar year in which this Lease commences, $2.25 per rentable square foot of the Leased Premises, payable in equal monthly installments of $562.50.

         h. Tenant's Pro Rata Share of the Building shall mean 3.66%, and Tenant's Pro Rata Share of the Project shall mean 0.53%, both of which shall be subject to adjustment based on changes to the rentable area of the Leased Premises, the Building, and/or the Project.

     i. Deposit shall mean $2,237.50. Prepaid Rent shall mean $2,237.50, which represents the first monthly installment of Base Rent.

     j. Permitted Purpose shall mean general office use and the repair and configuration of personal computers, subject to Schedule 7 hereof, and no other purpose.

     k. Managing Agent shall mean Trammell Crow Company whose address is 4601 Forbes Boulevard, Suite 110, Lanham, Maryland 20706.

     l. Broker of Record shall collectively mean Trammell Crow Company and Mackenzie Commercial Real Estate Services LLC.

     m.   Landlord's Mailing Address:

         c/o AMRESCO Management, Inc.
         700 North Pearl Street, Suite 2400
         Dallas, Texas 75201-7424
         Attention:  Allyn Patrick.

     n.   Tenant's Mailing Address:

         Coastal Office Products
         3832 Falls Road
         Baltimore, Maryland  21211
         Attention: Hal Clasing

Notwithstanding the foregoing, Tenant's mailing address shall, from and after the Lease Commencement Date, be at the Leased Premises.

1.2 SCHEDULES AND ADDENDA: The schedules and addenda listed below are incorporated into this Lease by reference unless lined out. The terms of schedules, exhibits and typewritten addenda, if any, attached or added hereto shall control over any inconsistent provisions in the paragraphs of this Lease.

         a.   Schedule 1: Description of Leased Premises/Floor Plan
         b.   Schedule 2: Rules and Regulations
         c.   Schedule 3: Intentionally Deleted
         d.   Schedule 4: Certificate of Acceptance
         e.   Schedule 5: HVAC: Maintenance Schedule
         f.   Schedule 6: Landlord's Estimate of Operating Costs
         g. Schedule 7: Declaration of Covenants and Amendment to Declaration of Covenants

                                   ARTICLE TWO
                                 Leased Premises

2.1 LEASE OF PREMISES: In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises. Tenant's Square Footage, Total Square Footage of the Building, and Total Square Footage of the Project are stipulated amounts, based on Landlord's method of determining Total Square Footage rental purposes. Tenant's Square Footage may not reflect the actual amount of floor space available for Tenant's use.

2.2 PRIOR OCCUPANCY: Tenant shall not occupy any portion of the Leased Premises prior to Lease Commencement Date except with the express prior written consent of Landlord. If with Landlord's consent, Tenant occupies the Leased Premises prior to the Lease Commencement Date, Tenant shall pay Landlord Base Rent in the amounts specified in Paragraph 1.1 and Tenant's Pro Rata Share of Operating Costs, as defined in Paragraph 3.3, from the first day of such occupancy. These amounts will be payable on the first day of such occupancy and thereafter on the first day of every calendar month until the first day of the Lease Term. A prorated monthly installment shall be paid for the fraction of the month if Tenant's occupancy of the Leased Premises commences on any day other than the first day of the month. If Tenant shall occupy the Leased Premises prior to Lease Commencement Date, all covenants and conditions of this Lease shall be binding on Tenant commencing at such prior occupancy.


                                  ARTICLE THREE
                                 Payment of Rent

3.1 RENT: Tenant shall pay each monthly installment of Base Rent in advance on the Lease Commencement Date and on the first calendar day of each month thereafter, together with each monthly installment of Tenant's Pro Rata Share of Operating Costs. Monthly installments for any fractional calendar month at the beginning of the Lease Term shall be prorated based on the number of days in such month and Base Rent otherwise payable with respect to the first month of the Lease Term for which Base Rent is payable. The Base Rent payable thereafter shall be payable as though the Lease Commencement Date was the first day of the first full month following the Lease Commencement Date. Base Rent, together with all other amounts payable by Tenant to Landlord, shall be sometimes referred to collectively as "Rent". Tenant shall pay all Rent, without deduction or setoff, to Landlord or Managing Agent at a place specified by Landlord. Rent not paid when due shall bear interest until paid, at the rate of 2% per month, or at the maximum rate allowed by law, whichever is less, from the date when due. Tenant shall also pay a processing charge of $50 with each late payment of Rent. Landlord agrees to waive the processing and interest charge for late payments of Rent twice during any twelve month period during the Lease Term, provided any such late Rent payment is paid in full within ten (10) days of the date when due.

3.2 DEPOSIT; PREPAID RENT: Tenant has paid to Landlord the Deposit and Prepaid Rent as security for performance of Tenant's obligations under this Lease. In the event Tenant fully complies with all the terms and conditions of this Lease, the Deposit shall be refunded to Tenant, without interest unless otherwise required by law, upon expiration of this Lease. Landlord may, but is not obligated to, apply a portion of the Deposit to cure any default hereunder and Tenant shall pay on demand the amount necessary to restore the Deposit in full within ten (10) days after notice by Landlord. The Prepaid Rent shall be applied to Base Rent due with respect to the first month of the Lease Term.

3.3 OPERATING COSTS: Tenant shall pay Tenant's Pro Rata Share of any Project Operating Costs and Building Operating Costs as follows:

         a. "Project Operating Costs" shall mean all reasonable and actual expenses relating to the exterior and common areas of the Project, including but not limited to: real estate taxes and assessments; park association fees and assessments; utilities not separately chargeable to other tenants; insurance premiums and (to the extent used) deductibles; maintenance, repairs and replacements; refurbishing and repainting; cleaning, and other services;
equipment, tools, materials and supplies; property management including management fees; security; employees and contractors; resurfacing and restriping of walks, drives and parking areas; signs, directories and markers; parking lot lighting; landscaping; and snow and rubbish removal. Without limiting the foregoing and notwithstanding any provision hereof to the contrary, "Project Operating Costs" shall also include any and all obligations of Landlord to any neighboring or other property owner for the maintenance, repair, replacement, operation, and/or management of any roadways, parking areas, landscaped areas, water, sanitary sewer, storm drainage, or other site improvement or facilities which may be in common between the Project and the property owned by such neighboring or other property owner. In the event that any expense relating to the exterior or common areas of the Project benefits only a portion of the Project, which portion includes the Building, Landlord may, at Landlord's option, equitably adjust such expense to reflect the portion of the Project so benefitted. "Building Operating Costs" shall mean all reasonable and actual expenses relating to the exterior of the Building and common areas of the Building, if any, including but not limited to: utilities not separately chargeable to other tenants; maintenance, repairs and replacements; refurbishing and repainting; cleaning, janitorial and other services; equipment, tools, materials and supplies; and signs, directories and markers. In the event that any expense relating to the exterior of the Building or common areas of the Building, if any, benefits only a portion of the Building, which portion includes the Leased Premises, Landlord may, at Landlord's option, equitably adjust such expense to reflect the portion of the Building so benefitted.

"Operating Costs" shall mean Project Operating Costs and Building Operating Costs. Operating Costs shall not include expenses for legal services, real estate brokerage and leasing commissions, Landlord's federal and state income taxes, income tax accounting, interest, depreciation, general corporate overhead, or capital improvements to the Building or the Project except (a) for capital improvements (i) installed for the purpose of reducing or controlling expenses, or (ii) required by any governmental or other authority having or asserting jurisdiction over the Building or the Project and (b) as otherwise provided herein. If any expense which would otherwise constitute an Operating Cost for the calendar year during which such expense is paid relates to one or more calendar years other than or in addition to the calendar year during which such expense is paid, such expense will be proportionately allocated to the Operating Costs for each calendar year to which such expense is related. Similarly, with respect to capital expenditures to replace existing equipment and machinery necessary to the day to day operation of the Building or the Project or common usage Building or Project components and systems, such capital expenditures shall be amortized on a monthly basis over the useful life thereof (not to exceed 120 months) at an interest rate of twelve percent (12%) per annum, and the amount recoverable by Landlord as Operating Costs in the year during which any such expenditure is made and each year of the Lease Term thereafter occurring shall equal the sum of all such amortization payments payable during each such year. In the event that the Building is not fully leased during any calendar year, Landlord may make appropriate adjustments to the Building Operating Costs, using reasonable projections, to adjust such costs to an amount that would normally be expected to be incurred if the Building were 95% leased, and such adjusted costs shall be used for purposes of this Paragraph
3.3. "Controllable Expenses" shall mean all Operating Costs other than any utilities fees and charges, insurance premiums, and real estate taxes, in each case payable by Landlord with respect to the Building or the Project, as well as any expenses incurred by Landlord in its compliance with any law, regulation, ordinance, or the like enacted after the date hereof by any governmental or other authority having or asserting jurisdiction over the Building or the Project. For purposes of calculating Operating Expenses and Tenant's Pro Rata Share of Expense Increases, increases in Controllable Expenses shall be capped at ten percent (10.0%) per annum.

         b. Tenant shall pay, in equal monthly installments, Tenant's Pro Rata Share of any estimated Project Operating Costs and Building Operating Costs for each calendar year which falls (in whole or in part) during the Lease Term (prorated for any partial calendar year at the beginning or end of the Lease
Term), which with respect to Building Operating Costs for calendar year 2000 shall mean Tenant's Estimated Share of Operating Costs. Annually, or from time to time, based on actual and projected Operating Cost data, Landlord may adjust its estimate of Operating Costs upward or downward. Within fifteen (15) days after notice to Tenant of a revised estimate of Operating Costs, Tenant shall remit to Landlord a sum equal to any shortage of the amount which should have been paid to date for the then current calendar year based on the revised estimate, and all subsequent monthly estimated payments shall be based on the revised estimate.

         c. As soon as possible, after the first day of each year Landlord shall compute the actual Project Operating Costs and Building Operating Costs for the prior calendar year, and shall give notice thereof to Tenant. Within thirty (30) days after receipt of such notice, Tenant shall pay any deficiency between estimated and actual in Tenant's Pro Rata Share of any Operating Costs for the prior calendar year (prorated for any partial calendar year at the beginning or end of the Lease Term). In the event of overpayment by Tenant, Landlord shall apply the excess to the next payment of Rent when due, until such excess is exhausted or until no further payments of Rent are due, in which case, Landlord shall pay to Tenant the balance of such excess, as the same may be adjusted based on the actual Project and/or Building Operating Costs for the then current calendar year, within thirty (30) days after Landlord has given notice of such actual Operating Costs to Tenant in accordance with the first sentence of this Paragraph.

3.4 TAXES: In addition to Base Rent and other sums to be paid by Tenant hereunder, Tenant shall (to the extent not paid directly by Tenant) reimburse Landlord, as additional Rent, on demand, any taxes payable by Landlord (a) upon, measured by, or reasonably attributable to the cost or value of Tenant's equipment, fixtures and other personal property located in the Leased Premises or by the cost or value of any leasehold improvements made to the Leased Premises by Tenant or Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, including, without limitation, any gross receipts tax or excise tax, but excluding Landlord's federal and state income taxes; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; (d) upon this Lease or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises (other than upon the recordation of this Lease (or a memorandum hereof) by Landlord or any mortgagee of the Building).

                                  ARTICLE FOUR
                                  Improvements

4.1 CONSTRUCTION CONDITIONS: Tenant acknowledges that it has inspected and accepts the Building and the Leased Premises in their present, "as-is" condition, in the configuration described in Schedule 1, and as suitable for the purpose for which the Leased Premises are leased. Execution of this Lease by Tenant shall be deemed conclusively to establish that the Building, the Leased Premises, and all other improvements are in good and satisfactory condition as of the execution and delivery hereof. Tenant further acknowledges that no representations as to the repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises have been made by Landlord, unless such are expressly set forth in this Lease Agreement.

4.2 COMMENCEMENT OF POSSESSION: If the Leased Premises are not substantially completed by the scheduled Lease Commencement Date then the Lease Commencement Date shall be extended to a date five (5) days after Landlord shall notify Tenant that the Leased Premises are ready for occupancy. In such an event the Lease Expiration Date shall be extended by one (1) full calendar month for each calendar month, or portion thereof, by which the Lease Commencement Date is so extended. If Landlord fails to cause the Leased Premises to be ready for occupancy at the time of the scheduled Lease Commencement Date, Landlord and Landlord's agents, officers, employees, or contractors shall not be liable for any damage, loss, liability or expense caused thereby, and this Lease shall not become void or voidable. Prior to occupying the Leased Premises, Tenant shall execute and deliver to Landlord a letter in the form attached as Schedule 4, acknowledging the Lease Commencement Date and certifying that the Improvements have been substantially completed and that Tenant has examined and accepted the Leased Premises. If Tenant fails to deliver such letter, Tenant shall conclusively be deemed to have made such acknowledgment and certification by occupying the Leased Premises.

                                  ARTICLE FIVE
                                Project Services

5.1 PROJECT SERVICES: Landlord shall furnish (i) Utility Services (defined below) to the Leased Premises and any HVAC units which serve the Leased Premises, (ii) Maintenance Services (defined below), and (iii) Parking (defined below).

         a. "Utility Services" shall mean gas, electricity, water, and other utilities used or consumed. Tenant shall be solely (and, to the extent permitted by the applicable utility company, directly) responsible for and promptly pay all charges for Utility Services with respect to the Leased Premises. Landlord shall maintain and repair those systems necessary to provide such Utility Services (other than (i) those systems located within the Leased Premises and serving the Leased Premises exclusively, the repair and maintenance of which shall be performed by Tenant at Tenant's sole cost and expense and (ii) those systems located outside of the Leased Premises and serving the Leased Premises exclusively, the repair and maintenance of which shall be performed by Landlord at Tenant's sole cost and expense) but shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall such interruption or curtailment constitute a constructive eviction or grounds for rental abatement (except to the extent Landlord may receive proceeds from rental abatement insurance for the Leased Premises) in whole or in part.

         b. "Maintenance Services" shall mean the maintenance of all parking and exterior areas, which maintenance shall include lighting, gardening, cleaning, sweeping and painting and the maintenance and repair of the exterior of the Building, its structural portions, and the roof.

         c. "Parking" means the nonexclusive access, in common with all other tenants in the Project and subject to Schedule 7 hereof, to parking areas, driveways, walkways and service areas appurtenant to the Building. Landlord shall have the right at any time and from time to time to change the size, location, elevation or nature of the common parking areas, including the right to locate additional structures thereon and to close portions thereof. Landlord reserves the right, at its discretion, to designate reserved parking spaces and areas and, if Landlord requests, Tenant shall cause its employees and invitees to park in designated areas. Tenant's right to use the Building's parking areas shall be allocated on a nonexclusive basis in proportion to that portion of the Building leased by Tenant as the same may be adjusted for changes in the rentable area of the Leased Premises or the Building.

         d. Utility Services, Maintenance Services, and Parking described above shall be collectively referred to as "Project Services". The costs of Landlord's obligations with respect to Project Services shall be a part of Operating Costs. Tenant shall be responsible for all other services required in connection with the Leased Premises.

5.2 INTERRUPTION OF SERVICES: Landlord does not warrant that any of the Project Services will be free from interruption. Any Project Service may be suspended by reason of accident or of necessary repairs, alterations or improvements, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Subject to possible rent abatement as may be provided pursuant to the conditions described in Paragraph 8.1, any such interruption or discontinuance of such Project Services shall never be deemed a disturbance of Tenant's use and possession of the Leased Premises, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

                                   ARTICLE SIX
                               Tenant's Covenants

6.1      USE OF LEASED PREMISES: Tenant agrees to:

     a. Permitted Usage: Use the Leased Premises for the Permitted Purpose only and for no other purpose.

         b. Compliance with Laws: At Tenant's expense, comply with the provisions of all recorded covenants, conditions and restrictions and all building, zoning, fire and other governmental laws, ordinances, regulations or rules now in force or which may hereafter be in force relating to Tenant's use and occupancy of the Leased Premises, the Building, or the Project and all requirements of the carriers of insurance covering the Project. In the event that a building, zoning, fire, or other governmental law, ordinance, regulation, or rule which is now or hereafter becomes applicable to the Leased Premises requires that alterations or improvements be made to the Leased Premises in order to comply therewith, regardless of the cause thereof or the reason therefor, Tenant shall, at Tenant's expense and subject to Paragraph 6.1(e), make such alterations or improvements as may be required by such law, ordinance, regulation, or rule, in which event Landlord's approval thereof shall not be unreasonably withheld, conditioned, or delayed.

         c. Nuisances or Waste: Not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord's fire and extended coverage insurance premium, damage the Building or the Project, constitute waste, constitute an immoral purpose, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else.

         d. Hazardous Substances: (i) comply with all Environmental Laws (hereinafter defined); (ii) not cause or permit any Hazardous Materials to be treated, stored, disposed of, generated, or used in the Leased Premises, the Building, or the Project, provided, however, that Tenant may store, use or dispose of products customarily found in offices and used in connection with the operation and maintenance of property if Tenant complies with all Environmental Laws and does not contaminate the Leased Premises, Project or environment; (iii) promptly after receipt, deliver to Landlord any communication concerning any past or present, actual or potential violation of Environmental Laws, or liability of either party for Environmental Damages. "Environmental Laws" mean all applicable present and future statutes, regulations, rules, ordinances, codes, permits or orders of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and their political subdivisions and all applicable judicial, administrative and regulatory decrees and judgments relating to the protection of public health or safety or of the environment. "Hazardous Materials" mean substances (A) which require remediation under any Environmental Laws; or (B) which are or become defined as a "hazardous waste", "hazardous substance", pollutant or contaminant under any Environmental Laws; or (C) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic; or (D) which contain petroleum hydrocarbons, polychlorinated biphenyls, asbestos, asbestos containing materials or urea formaldehyde.

         e. Alterations and Improvements: Make no alterations or improvements to the Leased Premises without the prior written approval of Landlord and Landlord's mortgagee, if any. Any such alterations or improvements by Tenant shall be done in a good and workmanlike manner, at Tenant's expense, by a licensed contractor approved by Landlord in conformity with plans and specifications approved by Landlord and subject to Schedule 7 hereof. If requested by Landlord, Tenant will post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. Landlord's approval of the plans and specifications for Tenant's alterations or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. However, Tenant may, without Landlord's consent but with written notice to Landlord, perform decorative and cosmetic alterations and improvements to the Leased Premises, such as painting, wall covering, and installation of movable partitions five feet (5') high or less, which do not affect the Building structure or systems. Tenant hereby indemnifies and holds Landlord harmless for any claims, loss, costs, or damages incurred or suffered by Landlord in connection with any alterations and improvements made by Tenant.

         f. Liens: Keep the Leased Premises, the Building and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If, at any time, a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within thirty (30) days from the date it is filed, Tenant agrees to deposit with Landlord cash or a bond, which shall be in a form and be issued by a company acceptable to Landlord in its sole discretion, in an amount equal to 150% of the amount of the lien, to be held by Landlord as security for the lien being discharged.

     g. Rules and Regulations: Observe, perform and abide by all the reasonable rules and regulations promulgated by Landlord from time to time. Schedule 2 sets forth Landlord's rules and regulations in effect on the date hereof.

         h. Signage: Subject to Schedule 7 hereof, obtain the prior written approval of the Landlord before placing any sign or symbol in doors or windows or elsewhere in or about the Leased Premises, or upon any other part of the Building or the Project, including building directories. Any signs or symbols which have been placed without Landlord's approval may be removed by Landlord. All signs and symbols shall be kept in good condition and repair and in proper operating order at all times. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed by Tenant and any damage resulting therefrom shall be promptly repaired (which repair shall include, without limitation, the repainting and/or replacement, as the case may be, of such portions of the Building's fascia surface as may be necessary to return such facia surface to the same (or a better) condition than its condition as of the date hereof). At Landlord's option, such removal and repair may be done by Landlord and the cost charged to Tenant as Rent. All costs incurred by Landlord or Tenant with respect to the design, construction, and/or installation of such signage, including the application for or issuance of any permits or any similar charges, shall be the responsibility of Tenant.

Tenant hereby acknowledges that the Building and the Leased Premises are subject to and encumbered by that certain Declaration of Covenants, as amended by that certain Amendment to Declaration of Covenants, a copy of which Declaration and which Amendment is attached as Schedule 7 hereto.

6.2      INSURANCE:

         a. Tenant shall, at its own expense, procure and maintain during the Lease Term: (i) fire and extended casualty insurance covering Tenant's trade fixtures, merchandise and other personal property located in the Leased Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, and (ii) worker's compensation insurance in at least the statutory amounts, and (iii) commercial general liability insurance with respect to the Leased Premises and Tenant's activities in the Leased Premises and in the Building and the Project, providing bodily injury and broad form property damage coverage with a maximum $5,000 deductible, or such other amount approved by Landlord in writing, and minimum coverage as follows:

     1. $1,000,000 with respect to bodily injury or death to any one person;

     2. $5,000,000 with respect to bodily injury or death arising out of any one occurrence;

     3. $1,000,000 with respect to property damage or other loss arising out of any one occurrence.

Nothing in this Paragraph 6.2 shall prevent Tenant from obtaining insurance of the kind and in the amounts provided for under this paragraph under a blanket insurance policy covering other properties as well as the Leased Premises, provided, however, that any such policy of blanket insurance (i) shall specify the amounts of the total insurance allocated to the Leased Premises, which amounts shall not be less than the amounts required by subparagraphs a. through
c. above, and (ii) such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a coinsurer within the terms of the applicable policy, and (iii) shall, as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of this paragraph.

Tenant's insurance shall be with a company which has a rating equal to or greater than Best's Insurance Reports classification of A, Class X or its equivalent, as such classification is determined as of the Lease Commencement Date. Landlord and Landlord's mortgagee, if any, shall be named as "additional insureds" under Tenant's insurance, and such Tenant's insurance shall be primary and noncontributing with Landlord's insurance. Tenant's insurance policies shall contain endorsements requiring thirty (30) days notice to Landlord and Landlord's mortgagee, if any, prior to any cancellation, lapse or nonrenewal or any reduction in amount of coverage.

Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Leased Premises certificates of insurance (with respect to the liability policy) and evidence of insurance or equivalent (with respect to the property policy), or certified copies of either of the policies.

         b. Landlord shall secure and maintain throughout the term of this Lease insurance (the cost of which shall be a Building Operating Cost) in amounts and form within Landlord's sole discretion:

          1. Fire insurance with extended coverage endorsements attached in an amount sufficient for Landlord to not be deemed a co-insurer of the Building (with any deductible being the responsibility of Landlord);

          2. Comprehensive Public Liability Insurance (including bodily injury and property damage insurance) for the Project (not including the Leased Premises or other tenant occupied space);

          3. Rental Abatement Insurance against abatement of loss of rent in case of fire or other casualty.

          4. Landlord may, but is not obligated to (A) purchase such other insurance (i) customarily purchased, from time to time, by the owners and managers of buildings comparable to the Building in the Washington, D.C. area and/or (ii) required from time to time by Landlord's lender and (B) in either case, treat the cost thereof as a Building Operating Cost. Landlord may charge Tenant with any excess cost of the insurance described in this subparagraph due to the particular use of the Leased Premises by Tenant.

6.3 REPAIRS: Tenant, at its sole expense, shall be responsible for all maintenance and repairs to the Leased Premises, including those systems necessary to provide Utility Services to the Leased Premises which are located within and serve the Leased Premises exclusively, other than those Landlord has explicitly agreed to provide as Project Services. Tenant agrees to maintain in good repair the Leased Premises together with all mechanical, electrical, plumbing and ventilation systems located within (or above) and servicing the Leased Premises exclusively. Schedule 5 outlines the minimum scope of the service contract to be obtained by Tenant, at Tenant's sole expense, for HVAC maintenance. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for five (5) days after written notice from Landlord or if such failure results in a nuisance or health or safety risk, Landlord may perform any such required maintenance and repairs, in either case, the cost thereof shall be payable by Tenant as Rent within thirty (30) days of receipt of an invoice from Landlord. Tenant shall also pay to Landlord (i) the costs to maintain and repair those systems necessary to provide Utility Services to the Leased Premises which are located outside of and serve the Leased Premises exclusively and (ii) the cost of any repair to the Building or the Project necessitated by any act or neglect of Tenant.

6.4 ASSIGNMENT AND SUBLETTING: Tenant shall not assign, mortgage, pledge, or encumber this Lease, or permit all or any part of the Leased Premises to be subleased without the prior written consent of Landlord and Landlord's mortgagee, if any, which consent (with respect to Landlord) shall not be unreasonably withheld or delayed. Any transfer of this Lease by merger, consolidation, reorganization or liquidation of Tenant, or by operation of law, or change in ownership of or power to vote the majority of the outstanding voting stock of a corporate Tenant, or by change in ownership of a controlling partnership interest in a partnership Tenant, shall constitute an assignment for the purposes of this paragraph. Notwithstanding the foregoing, Tenant shall have the right to assign or sublease part or all of the Leased Premises to any of its subsidiaries, affiliates or any parent corporation of Tenant or to a successor entity of greater net worth than Tenant with prior written notice to Landlord provided that (i) Tenant continues to be primarily liable on its obligations as set forth herein; (ii) any such assignee or sublessee shall assume and be bound by all covenants and obligations of Tenant herewith; (iii) the proposed assignee or sublessee is, in Landlord's good faith judgment, compatible with other tenants in the Building and seeks to use the Leased Premises only for the Permitted Purpose; and (iv) such use would not result in a material change in the number of personnel working in, or members of the general public visiting, the Leased Premises.

In addition to other reasonable bases, Tenant hereby agrees that Landlord shall be deemed to be reasonable in withholding its consent, if: (a) such proposed assignment or sublease is for a term of less than the whole of the remaining Lease Term or such proposed sublease is for a portion of the Leased Premises which is not, in Landlord's sole but reasonable judgement, independently leaseable; or (b) such proposed assignment or sublease is to any party who is then a tenant of the Building or the Project if Landlord has comparable area; or
(c) Tenant is in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of request for consent or on the effective date of such subletting or assignment; or (d) the proposed subtenant or assignee is, in Landlord's good faith judgment, incompatible with other tenants in the Building, or seeks to use any portion of the Leased Premises for a use not consistent with other uses in the Building, or is financially incapable of assuming the obligations of this Lease; or (e) the proposed assignee of sublessee or its business is subject to compliance with additional requirements of the law (including related regulation) commonly known as the "Americans with Disabilities Act" beyond those requirements which are applicable to the Tenant, unless the proposed assignee or sublessee shall: (i) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's consent thereto, and (ii) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. Tenant shall submit to Landlord the name of a proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's business and such information as to the assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require.

No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or transfer.

In lieu of giving any consent to a sublet or an assignment of all the Leased Premises, Landlord may, at Landlord's option, elect to terminate this Lease. In the case of a proposed subletting of a portion of the Leased Premises, Landlord may, at Landlord's option, elect to terminate the Lease with respect to that portion of the Leased Premises being proposed for subletting. The effective date of any such termination shall be thirty (30) days after the proposed effective date of any proposed assignment or subletting.

One-half of any proceeds in excess of Base Rent and Tenant's Pro Rata Share of Operating Costs which is received by Tenant pursuant to an assignment or subletting consented to by Landlord, less reasonable brokerage commissions actually paid by Tenant, and less other costs incurred by Tenant in connection with making the space available for lease, shall be remitted to Landlord as extra Rent within ten (10) days of receipt by Tenant. For purposes of this paragraph, all money or value in whatever form received by Tenant from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting.

6.5 ESTOPPEL CERTIFICATE: From time to time and within ten (10) days after request by Landlord, Tenant shall execute and deliver a certificate to any proposed lender or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying with any appropriate exceptions, (i) that this Lease is in full force and effect without modification or amendment, (ii) the amount of Rent payable by Tenant and the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord, (iii) the nature and kind of concessions, rental or otherwise, if any, which Tenant has received or is entitled to receive, (iv) that Tenant has not assigned its rights under this Lease or sublet any portion of the Leased Premises, (v) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease, (vi) that such proposed lender or purchaser may rely on the information contained in the certificate, and (vii) any other fact reasonably requested by Landlord or such proposed lender or purchaser.

                                 ARTICLE SEVEN
                           Landlord's Reserved Rights

7.1 SUBSTITUTE PREMISES: Landlord shall have the right at any time, upon giving Tenant sixty (60) days written notice, to relocate at Landlord's expense the Leased Premises elsewhere in the Project, provided that Tenant's Square Footage shall be approximately the same and such space is otherwise comparable, in the reasonable discretion of Landlord. Should Landlord give Tenant written notice of the relocation of the Leased Premises after Tenant has commenced or completed the approved installation of partitions or other improvements, Landlord shall furnish Tenant with similar partitions or other improvements of equal quality. Landlord hereby agrees to pay expenses resulting from relocating the Tenant including moving expenses, telephone installation, computer wires, wiring and installation, and the cost of stationery to replace that made obsolete as a result of the move. The relocation of the Leased Premises shall not affect any of the clauses or conditions of this Lease, including the Rent.

7.2 ADDITIONAL RIGHTS RESERVED TO LANDLORD: Without notice and without liability to Tenant or without effecting an eviction or disturbance of Tenant's use or possession, Landlord shall have the right to (i) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of the land underlying the Building or the Project as Landlord shall deem appropriate in its sole discretion, provided such changes do not substantially interfere with Tenant's use of the Leased Premises for the Permitted Purpose;
(ii) enter the Leased Premises at reasonable times and at any time in the event of an emergency to inspect, alter or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, reletting, sale or improvement of the Leased Premises or the Building; (iii) change the name or street address of the Building or the Project; (iv) install and maintain signs on and in the Building and the Project, subject to Paragraph 6.1(h) hereof; and
(v) make such reasonable rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the Project and the preservation of good order therein.

                                  ARTICLE EIGHT
                          Casualty and Untenantability

8.1 CASUALTY AND UNTENANTABILITY: If the Building is made substantially untenantable or if Tenant's use and occupancy of the Leased Premises are substantially interfered with due to damage to the common areas of the Building or if the Leased Premises are made wholly or partially untenantable by fire or other casualty, Landlord may, by notice to Tenant within forty-five (45) days after the damage, terminate this Lease. Such termination shall become effective as of the date of such casualty.

If the Leased Premises are made partially or wholly untenantable by fire or other casualty and this Lease is not terminated as provided above, Landlord shall restore the Leased Premises to the condition they were in on the Lease Commencement Date, not including any personal property of Tenant or alterations performed by Tenant.

If the Landlord does not terminate this Lease within such forty-five (45) day period, as provided above, and Landlord fails, subject to force majeure, within 150 days thereafter to restore the damaged common areas, thereby eliminating substantial interference with Tenant's use and occupancy of the Leased Premises, or fails to restore the Leased Premises to the condition they were in on the Lease Commencement Date, not including any personal property or alterations performed by Tenant, Tenant may terminate this Lease as of the end of such 150 day period, provided that Tenant provides Landlord with ten (10) business days prior written notice thereof. In the event that, prior to the end of such ten
(10) business day period, Landlord completes such restoration, Tenant's termination notice shall be deemed rescinded, and this Lease shall continue in full force and effect as though such notice had not been given.

In the event of termination of this Lease pursuant to this paragraph, Rent shall be prorated on a per diem basis and paid to the date of the casualty, except to the extent that the Leased Premises shall be tenantable, in which case Rent shall be payable to the date of the lease termination with respect to such tenantable portion of the Leased Premises. If the Leased Premises are untenantable and this Lease is not terminated by Landlord, Rent shall abate on a per diem basis from the date of the casualty until the Leased Premises are ready for occupancy by Tenant. If part of the Leased Premises are untenantable, Rent shall be prorated on a per diem basis and apportioned in accordance with the part of the Leased Premises which is usable or used by Tenant until the damaged part is ready for Tenant's occupancy. Notwithstanding the foregoing, if any damage was proximately caused by an act or omission of Tenant, its employees, agents, contractors, licensees or invitees, then, in such event, Tenant agrees that Rent shall not abate or be diminished during the term of this Lease.

                                  ARTICLE NINE
                                  Condemnation

9.1 CONDEMNATION: If all or any part of the Leased Premises shall be taken under power of eminent domain or sold under imminent threat to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority. In such event, Base Rent shall abate in the ratio that the portion of Tenant's Square Footage taken or sold bears to Tenant's Square Footage. If a partial taking or sale of the Leased Premises, the Building or the Project (i) substantially reduces Tenant's Square Footage resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose, or (ii) renders the Building or the Project not commercially viable to Landlord in Landlord's sole opinion, either Tenant in the case of (i), or Landlord in the case of (ii), may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives written notice of the portion to be taken or sold. Such termination shall be effective when the portion is taken or sold. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically to Tenant for removal and reinstallation of Tenant's trade fixtures, personal property or Tenant's moving costs.

                                   ARTICLE TEN
                              Waiver and Indemnity

10.1 WAIVER AND INDEMNITY: Except for those claims arising from the other party's (a) breach of this Lease, (b) gross negligence, or (c) willful misconduct, Landlord and Tenant each, to the extent permitted by law, waives all claims it may have against the other, and against the other's agents and employees for any damages sustained thereby or (with respect to Tenant only) any occupant of the Leased Premises, or by any other person, resulting from any cause arising at any time. Landlord and Tenant each agree to hold the other harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises or the Building, due to the indemnifying party's breach of this Lease or any act of negligence or default under this Lease by such party, its contractors, agents, employees, licensees and invitees. Landlord and Tenant each agrees to indemnify, defend, reimburse and hold the other harmless against any Environmental Damages incurred by the other arising from the indemnifying party's breach of Paragraph 6.1 (d) of this Lease. "Environmental Damages" means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Laws, and including, without limitation: (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursement of attorneys, consultants, contractors, experts and laboratories; and (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Law and other costs reasonably necessary to restore full economic use of the Leased Premises or Project. The obligations of Landlord and Tenant under this Paragraph 10.1 shall expressly survive the expiration or sooner termination of this Lease.

10.2 WAIVER OF SUBROGATION: Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to the waiving party or its respective property, which occurs in or about the Leased Premises, the Building, or the Project, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise, to the extent that such loss or damage would be covered by the fire and extended coverage insurance policies required to be maintained by the waiving party hereunder. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses.

10.3 LIMITATION OF LANDLORD'S LIABILITY: The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord's interest in the Building and to no other assets of Landlord for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits.

                                 ARTICLE ELEVEN
                    Tenant's Default and Landlord's Remedies

11.1 TENANT'S DEFAULT: It shall be an "Event of Default" if Tenant shall (i) fail to pay any monthly installment of Base Rent or Tenant's Pro Rata Share of Operating Costs, or any other sum payable hereunder within ten (10) days after such payment is due and payable; (ii) violate or fail to perform any conditions, covenants, or agreements herein made by Tenant respecting Tenant's insurance requirements as specified in Paragraph 6.2, and such violation or failure shall continue for five (5) business days after written notice thereof to Tenant by Landlord; (iii) violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for fifteen (15) days after written notice thereof to Tenant by Landlord; provided, however, if such default is of a nature that it cannot reasonably be cured within fifteen (15) days, it shall not be an Event of Default if Tenant commences to cure within such fifteen (15) day period and diligently prosecutes such cure to completion within the time reasonably required for such cure, not to exceed sixty (60) days; (iv) make a general assignment for the benefit of its creditors or file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (v) have a proceeding filed against Tenant seeking any relief mentioned in (iv) above; (vi) have a trustee, receiver or liquidator appointed for Tenant or a substantial part of its property; (vii) abandon or vacate the Leased Premises and any portion of Rent is delinquent; (viii) default under any other lease, if any, within the Building or the Project; or (ix) if Tenant is or (whether by reorganization, merger, acquisition, or otherwise) becomes a partnership, if any partner of the partnership is involved in any of the acts or events described in subparagraphs (i) through (viii) above.

11.2 REMEDIES OF LANDLORD: If an Event of Default occurs, Landlord, may, at its option, within five (5) days after written notice to Tenant, reenter the Leased Premises, remove all persons therefrom, take possession of the Leased Premises, and remove all of Tenant's personal property at Tenant's risk and expense and, either (i) terminate this Lease and Tenant's right of possession of the Leased Premises or (ii) maintain this Lease in full force and effect and endeavor to relet all or part of the Leased Premises on behalf of Tenant. In the event Landlord elects to maintain this Lease, Landlord shall have the right to relet the Leased Premises for such rent and upon such terms as Landlord deems reasonable and necessary, and Tenant shall be liable for all damages sustained by Landlord, including but not limited to, (a) any deficiency in Rent for the period of time which would have remained in the Lease Term in the absence of any termination, leasing fees, attorneys' fees, other marketing and collection costs, (b) the cash value of any concessions granted to a new tenant, and (c) all other expenses of placing the Leased Premises in first class rentable condition. Landlord retains the right to terminate this Lease under this Section 11.2, at any time, notwithstanding that Landlord fails to terminate this Lease initially. If Landlord is unable after diligent efforts to relet the Leased Premises within sixty (60) days after termination of this Lease, Landlord may elect at any time thereafter to have Tenant immediately pay, as liquidated damages and not as a penalty, all Rent then due and the present value (discounted at ten percent (10%)) of all Rent which would have become due (based on Base Rent and Tenant's Pro Rata Share of Operating Costs payable at the time of such election) for the period of time which would have remained in the Lease Term in the absence of any termination.

The remedies granted to Landlord herein shall be cumulative and shall not exclude any other remedy allowed by law, and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease, including without limitation, a claim for attorney's fees incurred by Landlord.

                                 ARTICLE TWELVE
                                   Termination


12.1 SURRENDER OF LEASED PREMISES: On expiration of this Lease, if no Event of Default exists, Tenant shall surrender the Leased Premises in the same condition as when the Lease Term commenced, ordinary wear and tear or damage from casualty excepted. Except for furnishings, trade fixtures and other personal property installed at Tenant's expense and not affixed to the Leased Premises, all alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property and at the expiration or earlier termination of the Lease Term shall remain on the Leased Premises without compensation to Tenant, except if requested by Landlord, Tenant, at its expense and without delay, shall remove any alterations, additions or improvements made to the Leased Premises by Tenant designated by Landlord to be removed, and repair any damage to the Leased Premises or the Building caused by such removal. If Tenant fails to repair the Leased Premises, Landlord may complete such repairs and Tenant shall reimburse Landlord for such repair and restoration. Landlord shall have the option to require Tenant to remove all of its property. If Tenant fails to remove such property as required under this Lease, Landlord may dispose of such property (by sale or otherwise) in its sole discretion without any liability to Tenant, and further may charge the cost of any such disposition to Tenant and/or offset the same against any proceeds from the sale of such property.

12.2 HOLDOVER TENANCY: If Tenant shall holdover after the Lease Expiration Date, Tenant shall be deemed a tenant at sufferance. During such tenancy, Tenant agrees to pay to Landlord, monthly in advance, an amount equal to two (2) times the Rent which would otherwise become due (based on Base Rent and Tenant's Pro Rata Share of Operating Costs payable for the last full calendar month of the Lease Term, together with all other amounts payable by Tenant to Landlord under this Lease), and to be bound by all of the terms, covenants and conditions herein specified. Upon Tenant's surrender of the Leased Premises as provided herein, such portion of the Rent paid which may be allocable to the period following such surrender may, in addition to all other rights and remedies hereunder, at law, in equity, or otherwise, be credited by Landlord to any other amounts owed to or damages incurred by Landlord as a result of such holdover or otherwise or, if no such amounts are owed or damages have been incurred, refunded to Tenant. If Landlord relets the Leased Premises or any portion thereof to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall also be entitled to recover from Tenant all costs and expenses, attorneys fees, damages or loss of profits incurred by Landlord as a result of Tenant's failure to deliver possession of the Leased Premises to Landlord when required under this Lease. Nothing contained in this Paragraph 12.2 shall be deemed or otherwise construed to limit Landlord's rights to recover damages from Tenant under any other provision of this Lease, and the rights and remedies contained in this Paragraph 12.2 shall be cumulative with respect to each other and with respect to any and all other rights and remedies of Landlord hereunder, at law, in equity, or otherwise.

12.3     OPTION TO EXTEND:

         a. Notwithstanding any provision of this Lease to the contrary, provided that, both at the time of the exercise of the option hereinafter set forth and at the time of commencement of the Renewal Term (as hereinafter defined), (i) this Lease is in full force and effect, and (ii) Tenant is (A) not then in default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease and (B) in occupancy of at least fifty percent (50%) of the Leased Premises for the purpose of conducting its own business, Tenant is hereby granted the option to renew the Lease Term for one
(1) additional period of two (2) years (the "Renewal Term"), such Renewal Term to commence upon the day immediately following the Lease Expiration Date, as defined without regard to the Renewal Term. Tenant shall exercise its option to renew by delivering notice of such exercise (the "Renewal Notice") to Landlord not less than 180 days nor more than 240 days prior to such Lease Expiration Date, time being of the essence with respect to such exercise.

         b. The Renewal Term shall be upon the same terms and conditions of this Lease except that (i) the Base Rent during the Renewal Term shall be the greater of (A) the fair market rental rate, including any annual fair market escalations, for space comparable to and within the recognized submarket of the Leased Premises, as determined by Landlord in its reasonable discretion or (B) one hundred three percent (103%) of the Base Rent payable hereunder during the last twelve (12) months of the Lease Term (excluding the Renewal Term), escalated by three percent (3.00%) annually thereafter; (ii) Tenant shall have no option to renew the Lease Term beyond the expiration of the Renewal Term; and
(iii) the Leased Premises shall be delivered in their condition as of the Lease Expiration Date, as defined without regard to the Renewal Term.

         c. Except for the renewal option set forth above in this Paragraph 12.3, this Lease may only be extended beyond the Lease Expiration Date by the parties executing a new lease or an amendment hereto, in each case in form and substance acceptable to both Landlord and Tenant in their respective sole, absolute, and subjective discretion. Except as expressly set forth in this Paragraph 12.3, no proposal, offer, correspondence, or the like shall be legally binding upon Landlord or Tenant unless and until the terms thereof are incorporated into such a new lease or amendment hereto.

                                ARTICLE THIRTEEN
                                  Miscellaneous

13.1 QUIET ENJOYMENT: If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed. Tenant shall quietly enjoy the Leased Premises without hindrance by Landlord.

13.2 ACCORD AND SATISFACTION: No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole option.

13.3 SEVERABILITY: The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by law. If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease to the extent unenforceable, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.

13.4 SUBORDINATION AND ATTORNMENT: Tenant acknowledges that this Lease is subject and subordinate to all leases in which Landlord is lessee and to any mortgage or deed of trust now in force against the Building and to all advances made or hereafter to be made thereunder, or any amendments or modifications thereof. Tenant also agrees that this Lease shall be subject and subordinate to any future leases in which Landlord is lessee and to any future first mortgage or deed of trust hereafter in force against the Building and to all advances made or hereafter to be made thereunder, or any amendments or modifications thereof (all such existing and future leases, mortgages and deeds of trust referred to collectively as "Superior Instruments"). Tenant also agrees that if the holder of any Superior Instrument elects to have this Lease superior to its Superior Instrument and gives notice of its election to Tenant, then this Lease shall be superior to the lien of any such lease, mortgage or deed of trust and all renewals, replacements and extensions thereof, whether this Lease is dated before or after such lease, mortgage or deed of trust. If requested in writing by Landlord or any first mortgagee or ground lessor of Landlord, Tenant agrees to execute a subordination agreement required to further effect the provisions of this paragraph.

In the event of any transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee or the foreclosure of any Superior Instrument, or sale of the Building pursuant to any Superior Instrument, Tenant shall attorn to such purchaser, transferee or lessor and recognize such party as landlord under this Lease, provided such party acquires and accepts the Leased Premises subject to this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or transfer.

13.5 ATTORNEY'S FEES: If the services of an attorney are required by any party to secure the performance under this Lease or otherwise upon the breach or default of the other party to this Lease, or if any judicial remedy is necessary to enforce or interpret any provision of this Lease, the prevailing party shall be entitled to reasonable attorney's fees, costs and other expenses, in addition to any other relief to which such prevailing party may be entitled.

13.6 CONSTRUCTION: This Lease shall be construed according to the laws of the state in which the Leased Premises are located. Notwithstanding the drafting of this Lease by Landlord, this Lease shall not be construed against Landlord. Except as otherwise provided herein, to the extent that any provision hereof is subject to the consent or approval of Landlord, such consent or approval may be withheld or conditioned in Landlord's sole, absolute, and subjective discretion.

13.7 BINDING EFFECT; GENDER: This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant' and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

13.8     TIME: Time is of the essence of this Lease.

13.9 ENTIRE AGREEMENT: This Lease and the schedules and addenda attached set forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises and the Building and the Project, and there are no representations, either oral or written between them other than those in this Lease. This Lease shall not be amended or modified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

13.10 NOTICES: Any notice or demand provided for or given pursuant to this Lease shall be in writing and served on the parties at the addresses listed in Paragraph 1.1 (n) and Paragraph 1.1 (o). Any notice shall be either (i) personally delivered to the addressee set forth above, in which case it shall be deemed delivered on the date of delivery to said addressee; or (ii) sent by registered or certified mail/return receipt requested, in which case it shall be deemed delivered three (3) business days after being deposited in the U.S. Mail;
(iii) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after deposit with such courier; or
(iv) sent by telecommunication ("Fax") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee after being sent by a nationally recognized overnight courier within one (1) business day of the Fax. The addresses and Fax numbers listed in Paragraphs 1.1 (n) and 1.1 (o) may be changed by written notice to the other parties, provided, however, that no notice of a change of address or Fax number shall be effective until the date of delivery of such notice. Copies of notices are for informational purposes only and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

13.11 HEADINGS: The headings on this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

13.12 BROKERAGE COMMISSIONS: Tenant and Landlord each represents to the other that no broker or agent was instrumental in procuring or negotiating or consummating this Lease other than Broker of Record whose compensation shall be paid (directly or indirectly) by Landlord, and Tenant and Landlord each agree to defend, indemnify and hold harmless the other party against any loss, cost, expense or liability for any compensation, commission, fee or charge, including reasonable attorney's fees, resulting from any claim of any other broker, agent or finder claiming under or through the indemnifying party in connection with this Lease or its negotiation.

13.13 WAIVER OF JURY TRIAL: Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Leased Premises.

13.14 AUTHORITY OF TENANT: If Tenant is a corporation, partnership, or limited liability company, the individual executing this Lease on behalf of said, corporation, partnership, or limited liability company represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, partnership, or limited liability company and that this Lease is binding upon said corporation, partnership, or limited liability company.

SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR LEASE, AND IT IS NOT EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.

This Lease is executed as of the date first written above.

TENANT:                                     LANDLORD:

COASTAL OFFICE PRODUCTS, INC.               ASP WASHINGTON, L.L.C.,
                                            a Delaware limited liability company


By:  __________________________             By: __________________________
     Name:                                      Name:
     Title:                                     Title:


27483-1
2069-029

                                   SCHEDULE 1
                     DESCRIPTION OF THE PREMISES/FLOOR PLAN

                                   SCHEDULE 2
                              RULES AND REGULATIONS

1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building and the Project shall not be obstructed or used as a waiting or lounging place by tenants, and their agents, servants, employees, invitees, licensees and visitors. All entrance doors leading from any Leased Premises to the hallways are to be kept closed at all times.

2. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

3. Landlord will furnish Tenant with two keys to each door lock on the Leased Premises, and Landlord may make a reasonable charge for any additional keys and access cards requested by any tenant. No tenant shall have any keys made for the Leased Premises; nor shall any tenant alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord which shall not be unreasonably withheld. If Landlord approves any lock alteration or addition, Tenant shall supply Landlord with a key for any such lock or bolt. Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys and access cards in Tenant's possession for all locks and bolts in the Building.

4. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenants will see that (i) the windows are closed, (ii) the doors securely locked, and (iii) all water faucets and other utilities are shut off (so as to prevent waste or damage) each day before leaving the Leased Premises. In the event tenant must dispose of crates, boxes, etc. which will not fit into office waste paper baskets, it will be the responsibility of tenant to dispose of same. In no event shall tenant set such items in the public hallways or other areas of the Building or garage facility, excepting tenant's owned Leased Premises, for disposal.

5. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, immediately upon demand, by the tenant by, through, or under whom such damage was done. There shall not be used in any space, or in the public halls of the Building, either by tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

6. Tenant shall not cover or obstruct any skylights, windows, doors and transoms that reflector admit light into passageways or into any other part of the Building.

7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by the tenant by whom, or by whose agents, employees, invitees, licensees or visitors, such breakage, stoppage or damage shall have been caused.

8. No sign, name, placard, advertisement or notice visible from the exterior of any Leased Premises, shall be inscribed, painted or affixed by any tenant on any part of the Building or the Project without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of the tenant, by a person approved by Landlord.

9. No signaling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed by Tenant in connection with any Leased Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of the tenant and under control and direction of Landlord. Landlord retains, in all cases, the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building, (ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by tenants must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (i) the number of the Leased Premises to which said wires lead, (ii) the purpose for which said wires are used, and (iii) the name of the company operating same.

10. Tenant, their agents, servants or employees, shall not (a) go on the roof of the Building, (b) use any additional method of heating or air conditioning the Leased Premises, (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators, or stairways of the Building, (d) bring in or keep in or about the Leased Premises any vehicles or animals of any kind, (e) install any radio or television antennae or any other device or item on the roof, exterior walls, windows or window sills of the Building, (0 place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building, (g) use any Leased Premises (i) for lodging or sleeping, (ii) for cooking (except that the use by any tenant of Underwriter's Laboratory approved equipment for microwaving, brewing coffee, tea and similar beverages shall be permitted, provided that such use is in compliance with law), (iii) for any manufacturing, or sale of merchandise or property of any kind, (h) cause or permit unusual or objectionable odor to be produced or permeate from the Leased Premises, including, without limitation, duplicating or printing equipment fumes. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, Building or garage facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

11. No canvassing, soliciting, distribution of handbills or other written material, or peddling by Tenant shall be permitted in the Building or the Project, and tenants shall cooperate with Landlord in prevention and elimination of same.

12. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part or appurtenances of Leased Premises.

13. If any Leased Premises becomes infested with vermin by acts of Tenant, the Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time to the satisfaction of the Landlord and shall employ such exterminators as shall be approved by Landlord.

14. No curtains, blinds, shades, screens, awnings or other coverings or projections of any nature shall be attached to or hung in, or used in connection with any door. window or wall of the premises of the Building by Tenant without the prior written consent of Landlord.

15. Landlord shall have the right to prohibit any advertising by tenant which, in Landlord's opinion, tends to impair the reputation of Landlord or of the Building, or its desirability for existing or prospective tenants who require the highest standards of integrity and respectability, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

16. Wherever the word "tenant" appears in these Rules and Regulations, it is understood and agreed that it shall also mean tenant's associates, employees, agents and any other person entering the Building or the Leased Premises under the express or implied invitation of tenant. Tenant shall cooperate with Landlord to assure compliance by all such parties with rules and regulations.

17. Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from Leased Premises, Building or garage facilities regardless of how or when loss occurs.

18. All contractors and or technicians performing work for Tenant within the Leased Premises, Building or garage facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, electrical devises and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment of any other physical feature of the Building, Leased Premises or garage facilities.

19. Showcases and any other articles shall not be placed in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules by Tenant without the prior written consent of Landlord.

20. The Tenant shall not do anything in the Leased Premises, or bring or keep anything herein, which will in any way increase or tend to increase the risk of fire or rate of insurance, or which shall conflict with the Regulations of the Fire Department, any fire laws, with any insurance policy on the Building or any part thereof, or with any rules or ordinances established by any governmental authority.

21. The requirements of Tenant will be attended to only upon application to the Managing Agent. Employees of Landlord shall not perform any work or do anything outside of their regular dates unless under special instructions from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

22. Landlord reserves the right to make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's reasonable judgment may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Building.

                                   SCHEDULE 3

                              INTENTIONALLY DELETED

                                   SCHEDULE 4
                            CERTIFICATE OF ACCEPTANCE


TENANT: COASTAL OFFICE PRODUCTS, INC.

LEASED PREMISES: 3,000 rentable square feet

LOCATION: 5001 FORBES BOULEVARD, LANHAM, MARYLAND

This letter is to certify that:

          1. The above referenced Leased Premises have been accepted by the Tenant for possession.

          2. The Leased Premises are substantially complete in accordance with the plans and specifications used in constructing the demised premises.
          3.   The Leased Premises can now be used for intended purposes.

Commencement Date:                                        , 2000.
                   ---------------------------------------

Expiration Date:                                        ,         .
                 ---------------------------------------  --------

Executed this               day of                                      , 2000.
              -------------        ---------------------------------------

                                     COASTAL OFFICE PRODUCTS, INC.


                                     By: _________________________________
                                     Name:
                                     Title:

                                   SCHEDULE 5
                            HVAC MAINTENANCE SCHEDULE


SERVICE CONTRACT FOR PREVENTIVE MAINTENANCE OF HEATING, VENTILATING AND/OR AIR CONDITIONING EQUIPMENT SERVING THE PREMISES.

The scope of the maintenance contract shall be as follows:

I. Four quarterly inspection/maintenance service calls to inspect and maintain the equipment in accordance with the Check List.

II. Tuneup, inspection and startup at the beginning of the heating and cooling seasons.

III. Four filter changes per year. Two will be in conjunction with the Spring and Fall startup inspections.

IV. Contractor shall provide all lubricants, cleaning materials, filters, belts, pulleys and labor required to conduct the preventive maintenance.

22.      Annual chemical cleaning of condenser and evaporator coils.


CHECK LIST:

AIR CONDITIONING SYSTEMS

1.       Lubricate moving parts.
2.       Clean and adjust controls.
3.       Check belts and drives: adjust and/or replace as necessary.
3.       Inspect filters; replace as required.
5.       Check evaporator air temperatures.
4.       Check wiring and connections.
7.       Check refrigerant and charge as necessary.
5.       Check evaporator and condenser coils for cleanliness,
9.       Check operating pressures.
6.       Check voltage and amperage  all motors.
11.      Clean and adjust thermostats.
7.       Clean condensate drain.
13.      Check and adjust all contacts.
8.       Check and adjust pressure switch cutout settings.
15.      Check performance and efficiency of cooling system.

HEATING SYSTEMS

1.       Lubricate moving parts.
9.       Clean and adjust controls.
3.       Adjust heater for efficiency.
10.      Check belts and drives; adjust and/or replace as necessary.
5.       Inspect filters; replace as required.
11.      Check air temperature rise.
7.       Check all wiring and connections.
12.      Clean and adjust thermostat.
9.       Check performance and efficiency of heating equipment.

                                   SCHEDULE 6
                SCHEDULE OF ESTIMATED OPERATING EXPENSES FOR 2000

                                   SCHEDULE 7
       DECLARATION OF COVENANTS AND AMENDMENT TO DECLARATION OF COVENANTS


          [This Schedule 7 continues on the following page.]